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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                                    FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 1, 2002



                             HEWLETT-PACKARD COMPANY
             (Exact name of Registrant as specified in its charter)


           DELAWARE                             1-4423                     94-1081436
(State of other jurisdiction of        (Commission File Number)          (I.R.S. Employee
 incorporation or organization)                                       Identification Number)

                               3000 HANOVER STREET
                               PALO ALTO, CA 94034
                    (Address of principal executive offices)

                                 (650) 857-1501
              (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS.

On March 22, 2002, Hewlett-Packard Company, a Delaware corporation (the "Company"), through its indirect subsidiary, consummated an exchange offer to acquire all the outstanding common shares of Indigo N.V., a corporation organized under the laws of The Netherlands ("Indigo"), pursuant to the terms of the previously reported Offer Agreement, dated September 6, 2001, as amended (the "Exchange Offer"). In connection with the consummation of the Exchange Offer, the Company's indirect subsidiary, Hewlett-Packard Erste Vermogensverwaltungs- und Beteiligungsgesellschaft mbH ("Newco"), issued 52,625,239.7333 contingent value rights ("CVRs"). The CVRs were issued pursuant to an indenture, the Contingent Value Rights Agreement, which was entered into as of April 1, 2002, between Newco and J.P. Morgan Trust Company, National Association (the "CVR Agreement"). As of April 1, 2002, the Company executed a Corporate Guaranty regarding the payment and performance obligations of Newco under the CVR Agreement. A copy of the CVR Agreement and the Corporate Guaranty are each attached as an exhibit to this Current Report on Form 8-K.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

         99.1 Contingent Value Rights Agreement, dated as of April 1, 2002, by and between Hewlett-Packard Erste Vermogensverwaltungs- und Beteiligungsgesellschaft mbH and J.P. Morgan Trust Company, National Association.


         99.2 Hewlett-Packard Company Corporate Guaranty (Limited Amount), dated as of April 1, 2002.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 HEWLETT-PACKARD COMPANY


Date:  April 3, 2002                                By:  /s/  Charles N. Charnas
                                                        ------------------------
                                                        Charles N. Charnas
                                                        Assistant Secretary


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                                  EXHIBIT INDEX

         99.1 Contingent Value Rights Agreement, dated as of April 1, 2002, by and between Hewlett-Packard Erste Vermogensverwaltungs- und Beteiligungsgesellschaft mbH and J.P. Morgan Trust Company, National Association.


         99.2 Hewlett-Packard Company Corporate Guaranty (Limited Amount), dated as of April 1, 2002.

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